Exhibit 99.1

Pareteum Granted Extension by NYSE MKT for

Compliance with Listing Requirements

NEW YORK, July 14, 2017 -- Pareteum Corporation (NYSE MKT: TEUM) ("Pareteum" or the "Company"), a leading communications technology provider to global Mobile, MVNO, Enterprise and IoT markets, today announced that the NYSE MKT LLC has granted the Company an extension for compliance with its listing requirements through November 27, 2017.

On July 13, 2017, Pareteum Corporation (the “Company”) received a notice from the NYSE MKT LLC (the “Exchange”) indicating that the Company is not currently in compliance with the Exchange’s continued listing standards as set forth in Section 1003(a)(i), Section 1003(a)(ii), Section 1003(a)(iii), and Section 1003(a)(iv) of the NYSE MKT Company Guide (the “Company Guide”). The Company is now in compliance with Section 1003(f)(v). The Exchange has reviewed the Company’s most recent updates and determined to extend the plan period for the Company to regain compliance with Section 1003(a)(iv) through November 27, 2017. The compliance date for Section 1003(a)(i), Section 1003(a)(ii), and Section 1003(a)(iii) remain November 27, 2017, as we previously stated in the exchange’s notice dated January 5, 2017.

“We are pleased to receive the NYSE MKT’s extension through November 27, 2017. Having completed our restructuring in 2016, Pareteum is proving its value and potential in the market through our $60 million contracted backlog, which we expect will convert into growing quarterly revenues. Combined with our cost cutting measures, we are positioned to meet our listing requirement obligations,” stated Hal Turner, Executive Chairman of Pareteum.

About Pareteum Corporation:

Pareteum Corporation and its subsidiaries provide a complete mobility cloud platform, utilizing messaging and security capabilities for the global Mobile, MVNO, Enterprise, Software-as-a-Service and IoT markets. The Company’s software solutions allow any organization to harness the power of a wirelessly connected world by delivering seamless connectivity and subscriber management capabilities that provides end-to-end control of millions of connected devices. Mobile Network Operator (MNO) customers include Vodafone, the world’s second largest mobile operator by customer count, Zain, one of the largest mobile operators in the Middle East, as well as MVNO customers such as Lebara and Lowi. For more information please visit: www.pareteum.com.

Forward-Looking Statements:

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Pareteum's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Pareteum's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Pareteum may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Pareteum also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Pareteum's filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Pareteum.

Pareteum Investor Relations Contact:

Ted O’Donnell

Chief Financial Officer

(212) 984-1096

InvestorRelations@pareteum.com